Exhibit 23.9
                  [LETTERHEAD OF DIRECT MARKETING ASSOCIATION]



July 20, 1998



The undersigned hereby consents to the references to the undersigned included in the Registration Statement on Form S-1 of 24/7 Media, Inc. and any amendment thereto.




Sincerely,


/s/ Kenneth P. Eberling
-----------------------

Kenneth P. Eberling
Director, Membership Development